EXHIBIT 1
                             JOINT FILING AGREEMENT

         The  undersigned  hereby agree that the statement on Schedule 13D dated
October 19, 1997, with respect to the Common Stock of American Rivers Oil Company is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of October 19, 1998.

                                   SIGNATURES

                                   Karlton Terry Oil Company


                                   By:/s/ Karlton Terry
                                   Karlton Terry
                                   President


                                   /S/ Karlton Terry
                                   Karlton Terry



                                 /S/ Jubal Terry
                                   Jubal Terry



                                     Ex. 1-1

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